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                                                                  EXHIBIT 99.1

                             LETTER OF TRANSMITTAL

                               AMM HOLDINGS, INC.

                           OFFER FOR ALL OUTSTANDING
                     13 1/2% SENIOR DISCOUNT NOTES DUE 2009
                                IN EXCHANGE FOR
                     13 1/2% SENIOR DISCOUNT NOTES DUE 2009
                        WHICH HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
           PURSUANT TO THE PROSPECTUS, DATED                   , 1998

        THE EXCHANGE OFFER WILL EXPIRE AT      P.M. NEW YORK CITY TIME,
       ON [             ], 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
                TENDERS MAY BE WITHDRAWN PRIOR TO [     ] P.M.,
                  NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        DELIVERY TO: STATE STREET BANK AND TRUST COMPANY, EXCHANGE AGENT

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
                   By Mail:                                By Overnight Courier:
     State Street Bank and Trust Company            State Street Bank and Trust Company
                 P.O. Box 778                             Two International Place
         Boston, Massachusetts 02102                    Boston, Massachusetts 02110
    Attention: Corporate Trust Department          Attention: Corporate Trust Department
                Kellie Mullen                                  Kellie Mullen
     By Hand: in New York (as Drop Agent)                    By Hand: in Boston
  State Street Bank and Trust Company, N.A.         State Street Bank and Trust Company
           61 Broadway, 15th Floor                        Two International Place
            Corporate Trust Window                     Fourth Floor, Corporate Trust
           New York, New York 10006                     Boston, Massachusetts 02110
                                                   Attention: Corporate Trust Department
                                                               Kellie Mullen
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                             For Information Call:
                                 (617) 664-5587

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (617) 664-5290

                     Attention: Corporate Trust Department

                             Confirm by Telephone:
                                 (617) 664-5587

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

     The undersigned acknowledges that he has received and reviewed the
Prospectus, dated [            ], 1998 (the "Prospectus"), of AMM Holdings,
Inc., a Delaware corporation ("Holdings"), and this Letter of Transmittal (the "Letter"), which together constitute Holdings' offer (the "Exchange Offer") to exchange up to $68,000,000 aggregate principal amount at maturity of Holdings' 13 1/2% Senior Discount Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of Holdings' issued and outstanding
13 1/2% Senior Discount Notes due 2009 (the "Old Notes") from the registered holders thereof (the "Holders").

     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The Old Notes were issued at a substantial discount from their principal amount at maturity. Original issue discount on the Notes will accrete at a rate of 13 1/2%, compounded semi-annually to an aggregate principal amount $68.0 million at July 1, 2003. Cash interest will not accrue on the Notes prior to July 1, 2003. Commencing July 1, 2003, cash interest on the Notes will accrue at the rate of 13 1/2% per annum, and will be payable semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 2004, to Holders of record on the immediately preceding